Exhibit 99.1

BigCommerce Announces Fourth Quarter and Fiscal Year 2022 Financial Results

Fourth Quarter Total Revenue of $72.4 Million, an Increase of 12% Versus Prior Year;

Total ARR of $311.7 Million, an Increase of 16% Versus Prior Year. Enterprise ARR of $224 Million, an Increase of 30% Versus Prior Year.

AUSTIN, Texas – February 23, 2023 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.

“In a challenging year for global ecommerce, BigCommerce grew faster than the broader ecommerce industry, and our Q4 results showed strong progress in both profitability and operating cash flow. Our full-year revenue grew to $279.1 million, up 27% year-over-year,” said Brent Bellm, CEO at BigCommerce. “This strong performance in a tough economy delivered our best-ever gains in market share and global presence. BigCommerce’s 2023 plan achieves profitability in Q4 and focuses our execution on ecommerce leadership in the enterprise segment.”

Fourth Quarter Financial Highlights:

•	Total revenue was $72.4 million, up 12% compared to the fourth quarter of 2021.

•	Total annual revenue run-rate (ARR) as of December 31, 2022 was $311.7 million, up 16% compared to December 31, 2021.

•	Subscription revenue was $53.3 million, up 14% compared to the fourth quarter of 2021.

•	ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $224 million as of December 31, 2022, up 30% from December 31, 2021.

•	ARR from Enterprise Accounts as a percent of total ARR was 72% as of December 31, 2022, compared to 64% as of December 31, 2021.

•	GAAP gross margin was 74%, compared to 74% in the fourth quarter of 2021. Non-GAAP gross margin was 76%, compared to 76% in the fourth quarter of 2021.

Other Key Business Metrics

•	Number of enterprise accounts was 5,786, up 15% compared to the fourth quarter of 2021.

•	Average revenue per account (ARPA) of enterprise accounts was $38,708, up 13% compared to the fourth quarter of 2021.

•	Revenue in the Americas grew by 12% compared to the fourth quarter of 2021.

•	Revenue in EMEA grew by 22% and revenue in APAC declined by 6% compared to the fourth quarter of 2021.

Operating Income/(Loss)

•	GAAP operating loss was ($34.7) million, compared to ($33.8) million in the fourth quarter of 2021.

•	Non-GAAP operating loss was ($9.4) million, compared to ($11.6) million in the fourth quarter of 2021.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($33.0) million, compared to ($34.2) million in the fourth quarter of 2021.

•	Non-GAAP net loss was ($7.7) million or (11%) of total revenue, compared to ($12.1) million or (19%) of total revenue in the first quarter of 2021.

•

GAAP net loss per share was ($0.45) based on 73.8 million weighted-average shares of common stock outstanding, compared to ($0.48) based on 72.0 million weighted-average shares of common stock outstanding in the fourth quarter of 2021.

•

Non-GAAP net loss per share was ($0.10) based on 73.8 million weighted-average shares of common stock outstanding, compared to ($0.17) based on 72.0 million weighted-average shares of common stock outstanding in the fourth quarter of 2021.

Adjusted EBITDA

•

Adjusted EBITDA was ($8.6) million, compared to ($10.9) million in the fourth quarter of 2021. Note: In comparison to prior year, results also include the removal of Other Income and Expense from Adjusted EBITDA, which was $0.6 million for the three months ended December 31, 2022.

Cash

•	Cash, cash equivalents, restricted cash, and marketable securities totaled $305.0 million as of December 31, 2022.

•

For the three months ended December 31, 2022, net cash used in operating activities was ($2.7 million), compared to ($8.8) million for the same period in 2021. We reported free cash flow of ($3.7) million or a (5%) free cash flow margin.

•	For the twelve months ended December 31, 2022, net cash used in operating activities was ($89.4) million, compared to ($40.3) million for the same period in 2021.

•	For the twelve months ended December 31, 2022, free cash flow was ($94.6) million, compared to ($43.6) million for the same period in 2021.

•

Included in our 2022 operating cash flow and free cash flow was the first annual payment to Feedonomics of $32.5M related to the contingent compensation arrangements entered into in connection with the 2021 acquisition.

Fiscal Year 2022 Financial Highlights:

•	Total revenue was $279.1 million, up 27% compared to fiscal year 2021.

•	Subscription revenue was $205.8 million, up 33% compared to fiscal year 2021.

•	GAAP gross margin was 75%, compared to 78% in fiscal year 2021. Non-GAAP gross margin was 76%, compared to 79% in fiscal year 2021.

Operating Income/(Loss)

•	GAAP operating loss was ($140.6) million, compared to ($75.9) million in fiscal year 2021.

•	Non-GAAP operating loss was ($47.0) million, compared to ($22.8) million in fiscal year 2021.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($139.9) million, compared to ($76.7) million in fiscal year 2021.

•	Non-GAAP net loss was ($46.3) million or (16.6%) of total revenue, compared to ($23.6) million or (10.7%) of total revenue in the fiscal year 2021.

•

GAAP net loss per share was ($1.91) based on 73.2 million weighted-average shares of common stock outstanding, compared to ($1.08) based on 70.9 million weighted-average shares of common stock outstanding in fiscal year 2021.

•

Non-GAAP net loss per share was ($0.63) based on 73.2 million weighted-average shares of common stock outstanding, compared to ($0.33) based on 70.9 million weighted-average shares of common stock outstanding in fiscal year 2021.

Adjusted EBITDA

•

Adjusted EBITDA was ($43.6) million, compared to ($20.0) million in fiscal year 2021. Note: In comparison to prior year, results also include the removal of Other Income and Expense from Adjusted EBITDA, which was ($0.2) million for fiscal year 2022.

Business Highlights:

•	Corporate Highlights:

In December, we announced our plan to reduce our cost structure and accelerate our path to profitability from mid to late 2024 to the fourth quarter of 2023. We also made two recent leadership additions. In October, we announced Rosie Rivel joined the company as our first chief information officer. In January, we announced ecommerce industry veteran Mark Adams will join the company as senior vice president and general manager for EMEA. In January, we announced the launch of our Omnichannel Certified Partner (OCP) Program, an enterprise-focused initiative designed to give partners new ways to generate revenue by helping merchants on leading ecommerce platforms to achieve omnichannel success. Over 100 partners have joined the program either the Omnichannel Certified Agency (OCA) Program or the Omnichannel Certified Technology (OCT) Partner Program. Each brings opportunities for partners to empower merchants to further innovate through specialized services such as optimized product feed management from Feedonomics, a BigCommerce company, and unprecedented access to partner initiatives.

•	Product Highlights:

BigCommerce continues to release features and product enhancements that resonate with our target market of enterprise customers. In December, we launched StagingPro, a comprehensive staging and deployment suite that gives enterprise merchants and agency developers a collaborative, near-production level environment to easily test and deploy code to a BigCommerce store.

•

Merchant Highlights: FishUSA, a leading retailer for fishing tackle and supplies needs, launched a new store that takes advantage of integrations with its Netsuite ERP, Square’s point of sale system, and customized workflows with Celigo to deliver a unified shopping experience both online and in-store. Norwall Power Systems launched on BigCommerce capitalizing on our integration with MiniBC, enabling Norwall to have a flexible payment processing working with integrations from both Acctivate and QuickBooks. The Fold London, an iconic fashion brand, launched its store on BigCommerce, taking advantage of our new StagingPro capabilities and leveraging our partner ecosystem and Open SaaS platform for several integrations and data migration. The Chair King, a family-owned business since 1950 with showrooms across Texas, is now selling on BigCommerce with a custom-built connector integrating seamlessly with their ERP. Skee Ball, the brand behind the popular arcade game, launched on BigCommerce to sell its line of games designed specifically for the home, leveraging B2B Edition to sell both B2B and B2C.

•	Partner Highlights:

In December, BigCommerce announced a new integration with Sage, a leader in accounting, financial, HR and payroll technology, to provide B2C and B2B merchants with an end-to-end commerce solution, integrating their online storefronts to their back-office. The integration of BigCommerce with Sage 100 ERP software empowers businesses to modernize their ecommerce presence and launch fully integrated B2C and B2B storefronts to reach new customers, increase operational efficiency and provide real-time updates and visibility for orders, customer information, invoices and more. BigCommerce is now one of the first enterprise ecommerce platforms to launch in Sage Business Cloud Marketplace for Sage 100 customers looking to sell online. In November, we launched Snapchat for BigCommerce, enabling US merchants of all sizes to directly integrate their store as a one-stop shop to sync product catalogs and create immersive Snapchat ad campaigns to broaden customer reach, open new revenue streams and ultimately scale their business to the next level. In January BigCommerce became the inaugural partner for the launch of Buy with Prime, which allows BigCommerce merchants to easily sync their existing catalog across Amazon and BigCommerce and deploy the Buy with Prime button on their sites. We also started a new partnership with Microsoft Ads and Listings, allowing BigCommerce merchants to create and manage ad campaigns across Microsoft’s extensive properties. Earlier this month, we announced a new strategic partnership with WPP to offer omnichannel solutions to help WPP clients drive growth and maximize sales across hundreds of advertising channels and marketplaces. This innovative partnership will give WPP priority access to new product tools on both BigCommerce and data feed management platform Feedonomics, in addition to providing APIs and data sets that will enable WPP agencies to develop unique insights for clients across product, trend and purchasing data.

Q1 and 2023 Financial Outlook:

For the first quarter of 2023, the Company currently expects:

•	Total revenue between $69.7 million to $72.7 million, implying a year-over-year growth rate of 6% to 10%.

•	Non-GAAP operating loss is expected to be between $8.2 million to $12.2 million.

For the full year 2023, the Company currently expects:

•	Total revenue between $301 million and $313 million, translating into a year-over-year growth rate of 8% and 12%.

•	Non-GAAP operating loss between $15.7 million and $22.7 million.

The Company’s first quarter and 2023 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, February 23, 2023, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, March 2, 2023, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 6945940. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, SoloStove, Ted Baker and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1 and 2023 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores and brands added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store or brand above the ACV threshold or multiple stores or brands that together exceed the ACV threshold.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation, amortization of acquisition-related intangible assets, interest income, interest expense, changes in fair value of financial instruments, restructuring charges, other non-operating income and expense and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets restructuring charges and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact	Investor Relations Contact
Brad Hem	Daniel Lentz
PR@BigCommerce.com	InvestorRelations@BigCommerce.com

Consolidated Balance Sheet

(in thousands, except per share amounts)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$91,573	$297,561
Restricted cash	1,457	1,143
Marketable securities	211,941	102,315
Accounts receivable, net	51,899	39,806
Prepaid expenses and other assets	11,206	9,710
Deferred commissions	6,171	4,013

Total current assets	374,247	454,548
Property and equipment, net	9,083	7,429
Right-of-use-asset	5,887	9,515
Prepaid expenses, net of current portion	470	831
Deferred commissions, net of current portion	7,037	5,673
Intangible assets, net	27,583	35,032
Goodwill	49,749	42,432

Total assets	$474,056	$555,460

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,013	$8,211
Accrued liabilities	2,937	2,941
Deferred revenue	17,783	12,752
Current portion of operating lease liabilities	2,609	2,653
Other current liabilities	48,444	36,254

Total current liabilities	78,786	62,811
Deferred revenue, net of current portion	1,759	1,359
Long-term debt	337,497	335,537
Operating lease liabilities, net of current portion	10,008	10,217
Other long-term liabilities, net of current portion	334	7,248

Total liabilities	428,384	417,172
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock $0.0001 par value; 10,000 shares authorized at December 31, 2022 and December 31, 2021; 0 shares issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.0001 par value; 500,000 shares Series 1 authorized at December 31, 2022 and December 31, 2021; 73,945, and 72,311 shares Series 1 issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	7	7
Additional paid-in capital	576,851	528,540
Accumulated other comprehensive loss	(1,199)	(191)
Accumulated deficit	(529,987)	(390,068)

Total stockholders’ equity	45,672	138,288

Total liabilities and stockholders’ equity	$474,056	$555,460

Consolidated Statement of Operations

(in thousands, except per share amounts)

	Year ended December 31,
	2022	2021	2020
Revenue	$279,075	$219,855	$152,368
Cost of revenue	69,980	48,479	34,126

Gross profit	209,095	171,376	118,242

Operating expenses:
Sales and marketing	134,794	99,350	72,470
Research and development	88,253	64,547	48,332
General and administrative	75,989	56,839	36,137
Acquisition related expenses	35,216	23,299	—
Restructuring charges	7,332	—	—
Amortization of intangible assets	8,078	3,284	—

Total operating expenses	349,662	247,319	156,939

Loss from operations	(140,567)	(75,943)	(38,697)
Interest income	4,198	130	31
Interest expense	(2,828)	(828)	(3,103)
Change in fair value of financial instruments	—	—	4,413
Other expense	(227)	(70)	(179)

Loss before provision for income taxes	(139,424)	(76,711)	(37,535)
Provision for income taxes	495	(34)	25

Net loss	(139,919)	(76,677)	(37,560)
Dividends and accretion of issuance costs on Series F preferred stock	$—	$—	$(962)

Net loss attributable to common stockholders	$(139,919)	$(76,677)	$(38,522)

Basic and diluted net loss per share attributable to common stockholders	$(1.91)	$(1.08)	$(0.99)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,226	70,933	39,092

Consolidated Statement of Cash Flows

(in thousands)

	Year ended December 31,
	2022	2021	2020
Cash flows from operating activities
Net loss	$(139,919)	$(76,677)	$(37,560)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,421	6,151	3,084
Amortization of discount on debt	1,960	574	774
Stock-based compensation	42,332	25,424	11,058
Allowance for credit losses	8,244	3,474	1,594
Change in fair value of financial instrument	—	—	(4,413)
Restructuring charges	7,332	—	—
Changes in operating assets and liabilities:
Accounts receivable	(20,337)	(17,279)	(9,305)
Prepaid expenses	(1,134)	(2,413)	(2,704)
Deferred commissions	(3,463)	(3,525)	(2,396)
Accounts payable	(1,198)	2,137	1,907
Accrued and other current liabilities	100	20,437	9,610
Deferred revenue	5,305	1,397	1,822

Net cash used in operating activities	(89,357)	(40,300)	(26,529)

Cash flows from investing activities:
Cash paid for acquisition	(696)	(81,067)	—
Purchase of marketable securities	(214,184)	(107,006)	—
Purchase of property and equipment	(5,196)	(3,304)	(1,964)
Maturity of marketable securities	103,550	4,500	—

Net cash used in investing activities	(116,526)	(186,877)	(1,964)

Cash flows from financing activities:
Payment of debt issuance costs	—	(10,037)	—
Purchase of capped calls	—	(35,570)
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	—	—	171,129
Proceeds from issuance of common stock upon secondary offering, net of underwriting discounts and commissions and other offerings costs	—	—	65,112
Payment of Series F dividends	—	—	(12,814)
Proceeds from exercise of stock options and warrants	209	5,881	3,279
Proceeds from issuance of convertible senior notes	—	345,000	41,861
Repayment of debt	—	—	(28,617)

Net cash provided by financing activities	209	305,274	239,950

Net change in cash and cash equivalents and restricted cash	(205,674)	78,097	211,457
Cash and cash equivalents and restricted cash, beginning of period	298,704	220,607	9,150

Cash and cash equivalents and restricted cash, end of period	$93,030	$298,704	$220,607

Supplemental cash flow information:
Cash paid for interest	$903	$—	$2,285

Cash paid for taxes	$32	$—	$—

Noncash investing and financing activities:
Fair value of shares issued as consideration for acquisition	5,388	2,003	—
Conversion of convertible preferred stock into common stock upon initial public offering	—	—	211,902
Conversion of convertible debt into common stock upon initial public offering	—		50,173
Changes in capital additions, accrued but not paid	$107	$—	$—

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	91,573	297,561	219,447
Restricted cash	1,457	1,143	1,160
Total cash, cash equivalents and restricted cash	$93,030	$298,704	$220,607

Disaggregated Revenue:

	Year ended December 31,
(in thousands)	2022	2021	2020
Subscription solutions	$205,800	$154,933	$103,706
Partner and services	73,275	64,922	48,662

Total revenue	$279,075	$219,855	$152,368

Revenue by Geography:

	Year ended December 31,
(in thousands)	2022	2021	2020
Revenue:
Americas—U.S.	$216,639	$169,737	$120,934
Americas—other	12,124	8,559	5,371
EMEA	27,743	20,783	12,396
APAC	22,569	20,776	13,667

Total revenue	$279,075	$219,855	$152,368

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

Reconciliation of operating loss to Non-GAAP operating loss:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
Operating loss	$(140,567)	$(75,943)	$(38,697)
Less: stock-based compensation expense	42,332	25,424	11,058
Less: payroll tax associated with stock-based compensation expense	654	1,111	222
Less: third-party acquisition related costs	35,216	23,299	—
Less: restructuring charges	7,332	—	—
Less: amortization of intangible assets	8,078	3,284	—

Non-GAAP operating loss	(46,955)	(22,825)	(27,417)

Non-GAAP operating margin	(16.8)%	(10.4)%	(18.0)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
Net Loss	$(139,919)	$(76,677)	$(37,560)
Less: stock-based compensation expense	42,332	25,424	11,058
Less: payroll tax associated with stock-based compensation expense	654	1,111	222
Less: third-party acquisition related costs	35,216	23,299	—
Less: restructuring charges	7,332	—	—
Less: amortization of intangible assets	8,078	3,284	—
Less: change in fair value of financial instruments	—	—	(4,413)
Non-GAAP net loss	(46,307)	(23,559)	(30,693)
Non-GAAP net loss per share	(0.63)	(0.33)	(0.79)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,226	70,933	39,092

Non-GAAP net loss margin	(16.6)%	(10.7)%	(20.1)%

Reconciliation of net loss to adjusted EBITDA:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
Net loss	$(139,919)	$(76,677)	$(37,560)
Stock-based compensation expense	42,332	25,424	11,058
Payroll tax associated with stock based-compensation expense	654	1,111	222
Depreciation	3,344	2,867	3,084
Third-party acquisition related costs	35,216	23,299	—
Restructuring charges	7,332	—	—
Amortization of intangible assets	8,078	3,284	—
Interest income	(4,198)	(130)	(31)
Interest expense	2,828	828	3,103
Change in fair value of financial instrument	—	—	(4,413)
Other income/expense	227	70	179
Provision for income taxes	495	(34)	25

Adjusted EBITDA	$(43,611)	$(19,958)	$(24,333)

Adjusted EBITDA margin	(15.6)%	(9.1)%	(16.0)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
Cost of revenue	$69,980	$48,479	$34,126
Less: share-based compensation expense	4,181	2,055	769
Less: payroll tax associated with share-based compensation expense	45	67	34

Non-GAAP cost of revenue	65,754	46,357	33,323

As of % of revenue	23.6%	21.1%	21.9%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
Sales and marketing	$134,794	$99,350	$72,470
Less: share-based compensation expense	11,905	7,761	3,310
Less: payroll tax associated with share-based compensation expense	132	483	155

Non-GAAP sales and marketing	122,757	91,106	69,005

As of % of revenue	44.0%	41.4%	45.3%

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
Research and development	$88,253	$64,547	$48,332
Less: share-based compensation expense	12,292	5,901	2,500
Less: payroll tax associated with share-based compensation expense	96	269	—

Non-GAAP research and development	75,865	58,377	45,832

As of % of revenue	27.2%	26.6%	30.1%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
General and administrative	$75,989	$56,839	$36,137
Less: share-based compensation expense	13,954	9,707	4,479
Less: payroll tax associated with share-based compensation expense	381	292	33

Non-GAAP general and administrative	61,654	46,840	31,625

As of % of revenue	22.1%	21.3%	20.8%

Reconciliation of net cash used in operating activities to free cash flow:

	Year ended December 31,
	2022	2021	2020

	(dollars in thousands)
Net cash used in operating activities	$(89,357)	$(40,300)	$(26,529)
Capital expenditures	$(5,196)	$(3,304)	$(1,964)

Free cash flow	$(94,553)	$(43,604)	$(28,493)

YoY comparisons:

Income Statement:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Revenue	$72,431	$64,897	$279,075	$219,855
Cost of revenue	18,492	16,641	69,980	48,479

Gross profit	53,939	48,256	209,095	171,376

Operating expenses:
Sales and marketing	33,871	30,284	134,794	99,350
Research and development	22,669	19,755	88,253	64,547
General and administrative	18,963	17,750	75,989	56,839
Acquisition related expenses	3,775	12,400	35,216	23,299
Restructuring charges	7,332	—	7,332	—
Amortization of intangible assets	2,016	1,882	8,078	3,284

Total operating expenses	88,626	82,071	349,662	247,319

Loss from operations	(34,687)	(33,815)	(140,567)	(75,943)
Interest income	2,068	65	4,198	130
Interest expense	(708)	(703)	(2,828)	(828)
Change in fair value of financial instruments	—	—	—	—
Other expense	601	(88)	(227)	(70)

Loss before provision for income taxes	(32,726)	(34,541)	(139,424)	(76,711)
Provision for income taxes	254	(297)	495	(34)

Net loss	$(32,980)	$(34,244)	$(139,919)	$(76,677)

Dividends and accretion of issuance costs on Series F preferred stock	$—	$—	$—	$—

Net loss attributable to common stockholders	$(32,980)	$(34,244)	$(139,919)	$(76,677)

Basic and diluted net loss per share attributable to common stockholders	$(0.45)	$(0.48)	$(1.91)	$(1.08)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,819	71,952	73,226	70,933

Cash Flow:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(32,980)	$(34,244)	$(139,919)	$(76,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,791	2,630	11,421	6,151
Amortization of discount on debt	492	487	1,960	574
Stock-based compensation	12,146	7,742	42,332	25,424
Allowance for credit losses	1,237	1,350	8,244	3,474
Change in fair value of financial instrument	—	—	—	—
Restructuring charges	7,332	—	7,332	—
Changes in operating assets and liabilities:			—	—
Accounts receivable	(5,072)	(7,381)	(20,337)	(17,279)
Prepaid expenses	2,817	4,094	(1,134)	(2,413)
Deferred commissions	(949)	(1,441)	(3,463)	(3,525)
Accounts payable	(204)	2,326	(1,198)	2,137
Accrued and other current liabilities	7,486	15,900	100	20,437
Deferred revenue	2,211	(280)	5,305	1,397

Net cash used in operating activities	(2,693)	(8,817)	(89,357)	(40,300)

Cash flows from investing activities:
Cash paid for acquisition	—	(115)	(696)	(81,067)
Purchase of marketable securities	(44,297)	(63,539)	(214,184)	(107,006)
Purchase of property and equipment	(990)	(1,017)	(5,196)	(3,304)
Maturity of marketable securities	38,900	4,500	103,550	4,500

Net cash used in investing activities	(6,387)	(60,171)	(116,526)	(186,877)

Cash flows from financing activities:
Payment of debt issuance costs	—	—	—	(10,037)
Purchase of capped calls	—	—	—	(35,570)
Payment of Series F dividends	—	—	—	—
Proceeds from exercise of stock options and warrants	145	1,642	209	5,881
Proceeds from issuance of convertible senior notes	—	—	—	345,000
Repayment of debt	—	—	—	—

Net cash provided by financing activities	145	1,642	209	305,274

Net change in cash and cash equivalents and restricted cash	(8,935)	(67,346)	(205,674)	78,097
Cash and cash equivalents and restricted cash, beginning of period	101,965	366,050	298,704	220,607

Cash and cash equivalents and restricted cash, end of period	$93,030	$298,704	$93,030	$298,704

Supplemental cash flow information:
Cash paid for interest	$—	$—	$903	$—

Cash paid for taxes	$—	$—	$32	$—

Noncash investing and financing activities:
Fair value of shares issued as consideration for acquisition	768	2,003	5,388	2,003
Changes in capital additions, accrued but not paid	$—	$—	$107	$—

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	91,573	297,561	91,573	297,561
Restricted cash	1,457	1,143	1,457	1,143
Total cash, cash equivalents and restricted cash	$93,030	$298,704	$93,030	$298,704

Disaggregated Revenue:

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2022	2021	2022	2021
Subscription solutions	$53,297	$46,852	$205,800	$154,933
Partner and services	19,134	18,045	73,275	64,922

Total revenue	$72,431	$64,897	$279,075	$219,855

Reconciliation of operating loss to Non-GAAP operating loss:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Operating loss	$(34,687)	$(33,815)	$(140,567)	$(75,943)
Less: stock-based compensation expense	12,146	7,742	42,332	25,424
Less: payroll tax associated with stock-based compensation expense	13	144	654	1,111
Less: third-party acquisition related costs	3,775	12,400	35,216	23,299
Less: restructuring charges	7,332	—	7,332	—
Less: amortization of intangible assets	2,016	1,882	8,078	3,284

Non-GAAP operating loss	(9,405)	(11,647)	(46,955)	(22,825)

Non-GAAP operating margin	(13.0)%	(17.9)%	(16.8)%	(10.4)%

Reconciliation of net loss & Net Loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net loss	$(32,980)	$(34,244)	$(139,919)	$(76,677)
Less: stock-based compensation expense	12,146	7,742	42,332	25,424
Less: payroll tax associated with stock-based compensation expense	13	144	654	1,111
Less: third-party acquisition related costs	3,775	12,400	35,216	23,299
Less: restructuring charges	7,332	—	7,332	—
Less: amortization of intangible assets	2,016	1,882	8,078	3,284
Less: change in fair value of financial instruments	—	—	—	—

Non-GAAP net loss	(7,698)	(12,076)	(46,307)	(23,559)
Non-GAAP net loss per share	(0.10)	(0.17)	(0.63)	(0.33)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,819	71,952	73,226	70,933
Non-GAAP net loss margin	(10.6)%	(18.6)%	(16.6)%	(10.7)%

Reconciliation of net loss to adjusted EBITDA:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net loss	$(32,980)	$(34,244)	$(139,919)	$(76,677)
Stock-based compensation expense	12,146	7,742	42,332	25,424
Payroll tax associated with stock-based compensation expense	13	144	654	1,111
Depreciation	776	716	3,344	2,867
Third-party acquisition related costs	3,775	12,400	35,216	23,299
Restructuring charges	7,332	—	7,332	—
Amortization of intangible assets	2,016	1,882	8,078	3,284
Interest income	(2,068)	(65)	(4,198)	(130)
Interest expense	708	703	2,828	828
Change in fair value of financial instrument	—	—	—	—
Other income/expense	(601)	88	227	70
Provision for income taxes	254	(297)	495	(34)

Adjusted EBITDA	$(8,629)	$(10,931)	$(43,611)	$(19,958)

Adjusted EBITDA Margin	(11.9)%	(16.8)%	(15.6)%	(9.1)%

COR:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Cost of revenue	$18,492	$16,641	$69,980	$48,479
Less: share-based compensation expense	1,278	849	4,181	2,055
Less: payroll tax associated with share-based compensation expense	2	3	45	67

Non-GAAP cost of revenue	17,212	15,789	65,754	46,357

As a % of revenue	23.8%	24.3%	23.6%	21.1%

Sales and marketing:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Sales and marketing	$33,871	$30,284	$134,794	$99,350
Less: share-based compensation expense	3,328	2,410	11,905	7,761
Less: payroll tax associated with share-based compensation expense	4	67	132	483

Non-GAAP sales and marketing	30,539	27,807	122,757	91,106

As a % of revenue	42.2%	42.8%	44.0%	41.4%

Research and development:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Research and development	$22,669	$19,755	$88,253	$64,547
Less: share-based compensation expense	3,635	1,721	12,292	5,901
Less: payroll tax associated with share-based compensation expense	4	31	96	269

Non-GAAP research and development	19,030	18,003	75,865	58,377

As a % of revenue	26.3%	27.7%	27.2%	26.6%

General and administrative:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
General & administrative	$18,963	$17,750	$75,989	$56,839
Less: share-based compensation expense	3,905	2,762	13,954	9,707
Less: payroll tax associated with share-based compensation expense	3	43	381	292

Non-GAAP general & administrative	15,055	14,945	61,654	46,840

As a % of revenue	20.8%	23.0%	22.1%	21.3%

Free cash flow (FCF):

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2022	2021	2022	2021
Net cash used in operating activities	$(2,693)	$(8,816)	$(89,357)	$(40,300)
Capital expenditures	$(990)	$(1,017)	$(5,196)	$(3,304)

Free cash flow	$(3,683)	$(9,833)	$(94,553)	$(43,604)